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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE


Bank One, National Association              Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126              fka, Bankers Trust Company
Chicago, IL  60670                          280 Park Avenue 9th Floor
Attn: Corporate Trust Administration        New York, NY 10017
Phone: (312) 407-0192                       Attn: Corporate Trust & Agency Group
Fax:   (312) 407-1708                       Structured Finance
                                            Phone: (212) 454-4298
                                            Fax:   (212) 454-2331

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH 44114                         Armonk, NY 10504
ATTN: Senior Vice President                 ATTN: Data Administration
Key Education Resources                     Phone: (914) 765-3773
Phone: (216) 828-9342                       Fax:   (914) 765-3810
Fax:   (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-A, and Bank One, National Association, as Eligible Lender Trustee, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2002 December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.


                                            Key Bank USA, National Association,
                                            as Master Servicer

                                            by:    /S/ DARLENE H. DIMITRIJEVS
                                               --------------------------------
Date: March 14, 2003                        Name: Darlene H. Dimitrijevs, CPA
                                            Title:   Senior Vice President

                                            by:    /S/ DEBRA S. FRONIUS
                                                   ----------------------------
                                            Name: Debra S. Fronius
                                            Title: Vice President